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                                                                 Exhibit 10.1

                                    AGREEMENT

                                 (C. JAMES BESS)

     This Agreement (the "Agreement"), dated as of the 5th day of February 2007 (the "Effective Date"), by and among MACKINAC FINANCIAL CORPORATION, a Michigan corporation (the "Company"), and C. JAMES BESS ("Bess").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Bess are parties to an Amended and Restated Employment Agreement dated July 15, 2005 (the "Existing Agreement"); and

     WHEREAS, the parties desire to terminate the Existing Agreement as of the Effective Date.

     NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein the parties hereto agree as follows:

     1. Resignation and Termination. As of the Effective Date, Bess hereby resigns any and all positions with the Company and its wholly-owned subsidiary, mBank (the "Bank") and any other affiliate of either the Company and the Bank, including, without limitation, as member of any board of directors. As of the Effective Date, Bess no longer be an employee of the Company or the Bank of any affiliate thereof. Except as otherwise provided in the Existing Agreement and
Section 3 of this Agreement, as of the Effective Date the Existing Agreement shall be considered terminated and of no further force or effect.

     2. Termination Payment; Health Insurance. In consideration of the agreements contained herein, on the Effective Date, the Company shall pay to Bess $33,173.13. As provided in Section 9(b) of the Existing Agreement, through June 30, 2007, Bess shall be eligible to

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participate in the health insurance program as described and subject to the terms set forth in Section 5 of the Existing Agreement .

     3. Certain Continuing Obligations of Bess. Notwithstanding anything herein to the contrary, Bess hereby acknowledges and agrees that Sections 7 (Certain Continuing Obligations of Employee), 12 (Arbitration) and 14 (Non-competition: Non-solicitation) of the Existing Agreement shall remain in full force and effect in accordance with their respective terms and conditions.

     4. Integration; Amendment. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and thereof, and together supersede and replace in their entirety any prior agreements or understandings concerning such subject matter, including the Existing Agreement. This Agreement may not be waived, changed, modified, extended, or discharged orally, but only by agreement in writing signed in the case of the Company by the Chairman of the Company Board.

     5. Arbitration. Any controversy, dispute, or claim arising out of or relating to Bess's employment or to this Agreement or breach thereof shall be settled by arbitration in accordance with the commercial rules of the American Arbitration Association at its Southfield, Michigan offices. Judgment upon any award may be entered in any circuit court or other court having jurisdiction thereof, without notice to the opposite party or parties. Anything contained herein to the contrary notwithstanding, this agreement to arbitrate shall not be deemed to be a waiver of the Company's right to secure equitable relief including injunction (whether as part of or separate from the arbitration proceeding) if and when otherwise appropriate.

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     6.     Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to contracts made and to be performed within such State.

     7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      MACKINAC FINANCIAL CORPORATION

                                      /S/   Paul D. Tobias
                                      ------------------------------------------
                                      By: Paul D. Tobias
                                      Its Chairman and Chief Executive Officer


                                      /S/ C. James Bess
                                      ------------------------------------------
                                      C. James Bess